UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2024 (May 8, 2024)

Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2024, Gray Television, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The results of voting on the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-votes

Hilton H. Howell, Jr.	152,478,549	3,670,569	8,227,549
Howell W. Newton	136,065,302	20,083,816	8,227,549
Richard L. Boger	135,249,605	20,899,513	8,227,549
Luis A. Garcia	149,135,550	7,013,568	8,227,549
Richard B. Hare	132,766,049	23,383,069	8,227,549
Robin R. Howell	153,046,513	3,102,605	8,227,549
Donald P. LaPlatney	153,374,261	2,774,857	8,227,549
Lorraine McClain	141,761,042	14,388,076	8,227,549
Paul H. McTear	149,233,342	6,915,776	8,227,549
Sterling A. Spainhour, Jr.	141,527,816	14,621,302	8,227,549

Proposal No. 2 (Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024):

Votes For	Votes Against	Abstain

163,397,874	896,054	82,739

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

May 8, 2024	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer